                                                                    EXHIBIT 10.4

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

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                              THE MEDICINES COMPANY

                           LOAN AND SECURITY AGREEMENT
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
      This LOAN AND SECURITY AGREEMENT is entered into as of March 26, 2002, by and between COMERICA BANK - CALIFORNIA ("Bank") and THE MEDICINES COMPANY ("Borrower").

                                    RECITALS

      Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

      The parties agree as follows:

      1. DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                  "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

                  "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person.

                  "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees (subject to Section 4.3); and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the Commonwealth of Massachusetts are authorized or required to close.

                  "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the California Uniform Commercial Code.


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
                  "Collateral" means the property described on Exhibit A attached hereto.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                  "Credit Extension" means each Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                  "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

                  "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                  "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Event of Default" has the meaning assigned in Article 8.

                  "GAAP" means generally accepted accounting principles as in effect from time to time.

                  "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                  "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any


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
accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                  "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Letter of Credit" means a letter of credit issued by Bank pursuant to this Agreement.

                  "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                  "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank's security interest in the Collateral.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                  "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

                  "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                  "Permitted Indebtedness" means:

                  (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                  (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                  (c) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed $500,000 in the aggregate at any given time; and

                  (d) Subordinated Debt.

                  "Permitted Investment" means:

                  (a) Investments existing on the Closing Date disclosed in the Schedule; and

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service,
(iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts.

                  (c) Investments made in accordance with Borrower's investment policy approved from time to time by Borrower's board of directors and provided to Bank.

                  "Permitted Liens" means the following:

                  (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same are adequately reserved for in accordance with GAAP;

                  (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                  (d) Banker's liens and rights of setoff, in each case arising by operation of law;

                  (e) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of such Lien is not at the time past due and such Liens do not, in the aggregate, materially detract from the value of Borrower's property or materially impair the use thereof in the operation of Borrower's business; and

                  (f) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                  "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                  "Quick Assets" means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash-equivalents, accounts receivable and investments with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                  "Responsible Officer" means each of the Executive Chairman, Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                  "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

                  "Revolving Line" means a credit extension of up to Ten Million Dollars ($10,000,000).


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
                  "Revolving Maturity Date" means the day before the first anniversary of the Closing Date.

                  "Schedule" means the schedule of exceptions attached hereto, if any.

                  "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

                  "Subsidiary" means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

            1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

      2. LOAN AND TERMS OF PAYMENT.

            2.1 Credit Extensions.

                  Subject to the terms set forth herein, Bank agrees to make Credit Extensions up to $10,000,000, and Borrower promises to repay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                  (a) Revolving Advances.

                        (i) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line minus the aggregate face amount of all outstanding Letters of Credit, including any drawn but unreimbursed amounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                        (ii) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:30 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance, except for damages or loss arising from Bank's own willful misconduct or gross negligence. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower's deposit account identified in the Payment/Advance form.

                  (b) Letters of Credit.

                        (i) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount (including any drawn but unreimbursed amounts) not to exceed the Revolving Line minus the aggregate amount of the outstanding Advances at any time. All Letters of Credit shall be, in form and substance, reasonably acceptable to Bank and shall be subject to the terms and conditions of Bank's form of standard application and letter of credit agreement (the "Application"), which Borrower hereby agrees to execute, including Bank's standard fee equal to two percent (2.00%) per annum of the face amount of each Letter of Credit. In the event of inconsistency between the Letter of Credit and this Agreement, this Agreement shall govern. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). On the Revolving Maturity Date, Borrower shall secure in cash all obligations under any outstanding Letters of Credit on terms reasonably acceptable to Bank.

                        (ii) The obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank's gross negligence or willful misconduct.

            2.2 Interest Rates, Payments, and Calculations.

                  (a) Interest Rate. Except as set forth in Section 2.2(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate per annum equal to one percent (1.00%) above the Prime Rate.

                  (b) Late Fee; Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (c) Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, and all Periodic Payments (and, after the occurrence and during the continuance of an Event of Default, all Bank Expenses) against any of Borrower's deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

                  (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

            2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.4 Fees. Borrower shall pay to Bank the following:

                  (a) Arrangement Fee. On the Closing Date, a facility fee equal to One Hundred Thousand Dollars ($100,000), Ten Thousand Dollars ($10,000) of which Bank hereby acknowledges receipt, and all of which shall be nonrefundable; and

                  (b) Unused Facility Fee. A fee equal to one fourth of one percent (0.25%) of the difference between the Revolving Line and the average Daily Balance during each calendar quarter, which fee shall be paid within ten
(10) days of the last day of each such quarter and on the Revolving Maturity
Date.

                  (c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

            2.5 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations and such increase, reduction or imposition is not included in the Prime Rate, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed prima facie true and correct. Bank agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

            2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Borrower may terminate this Agreement upon notice to Bank at any time that any Obligations are not outstanding, in which case any commitment by Bank to make Credit Extensions shall terminate, and Bank shall terminate any security interest it may have in the Collateral.

      3. CONDITIONS OF LOANS.

            3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:


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
                  (a) this Agreement;

                  (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c) a UCC financing statement;

                  (d) guaranties from Borrower's Subsidiaries: The Medicines Securities Corporation, The Medicines Company UK Limited, a corporation incorporated under the laws of England and Wales, and The Medicines Company Limited, a corporation incorporated under the laws of New Zealand;

                  (e) third party security agreements from Borrower's Subsidiaries;

                  (f) an agreement to provide insurance;

                  (g) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

                  (h) an opinion of Borrower's counsel; and

                  (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                  3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

                  (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the material accuracy of the facts referred to in this
Section 3.2.

      4. CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule or with respect to Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

            4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue the perfection of Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

            4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

            4.4 Securities Account Control Agreements. Within forty-five (45) days of the Closing Date, Borrower shall deliver to Bank securities account control agreements in form and substance reasonably satisfactory to Bank with respect to any securities accounts maintained by Borrower.

      5. REPRESENTATIONS AND WARRANTIES.

            Borrower represents and warrants as follows:

            5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

            5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound.

            5.3 No Prior Encumbrances. Borrower has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, or valid licenses or right to use, all its property, free and clear of Liens, except for Permitted Liens (provided that certain license agreements contain provisions that restrict an encumbrance on, or assignment of, Borrower's rights as licensee thereunder).

            5.4 Bona Fide Accounts. The Accounts are bona fide existing obligations. The property and services giving rise to such Accounts has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor.

            5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

            5.6 Intellectual Property. Except as set forth in the Schedule, Borrower is the sole owner of its patents, trademarks, copyrights, and other intellectual property, except for non-exclusive licenses granted by Borrower in the ordinary course of business. Each of Borrower's patents is valid and enforceable, and no part of its intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of its intellectual property violates the rights of any third party.

            5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at 5 Sylvan Way, Suite 200, Parsippany, NJ 07054. Except as disclosed in the Schedule, all Borrower's Inventory and Equipment is located only at the location set forth in Section 10 hereof.

            5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

            5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

            5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

            5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower's failure to comply with ERISA that could result in Borrower's incurring any material liability. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

            5.12 Environmental Condition. Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

            5.13 Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein, except taxes (a) being contested in good faith, or (b) to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

            5.15 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

            5.16 Investment Accounts. Except as disclosed in the Schedule or as permitted by Section 6.7 hereof, none of Borrower's nor any Subsidiary's property is maintained or invested with a Person other than Bank or an Affiliate of Bank.

            5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

      6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

            6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

            6.3 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank in each case at both the San Jose and Boston addresses referenced in Section 10: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income and cash flow statement covering Borrower's consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety
(90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, including a Management Letter from such approved accounting firm, when and if issued, and a budget for the fiscal year beginning following the period reviewed by such financial statements; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000) or more; and (e) such additional annual budgets, operating plans or other financial information as Bank may reasonably request which are from time to time generally prepared by Borrower in the ordinary course of business.

      Borrower shall deliver to Bank with the monthly and annual financial statements and other required documents described above a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

            6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

            6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

            6.6 Insurance.

                  (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's business and ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason, with the exception of ten (10) days notice for non-payment of premium. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. As long as an Event of Default has not occurred and is continuing, Borrower may use all proceeds payable under any such policy to the repair or replacement of property that is lost or damaged, and Borrower shall pay any excess to Bank on account of outstanding Obligations. After the occurrence and during the continuance of an Event of Default, all such insurance proceeds shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

            6.7 Principal Depository. Within sixty (60) days of the Closing Date, Borrower shall maintain and shall cause each of its Subsidiaries located in the United States to maintain its primary depository (other than the lockbox account maintained with J.P. Morgan Chase), operating and investment accounts with Bank and/or Comerica Securities, Inc, except that Borrower may keep up to $2,000,000 (and any amounts in excess of $40,000,000) in one or more accounts with one or more financial institutions disclosed to Bank in writing.

            6.8 Liquidity. Borrower shall maintain at all times and shall report to Bank monthly a balance of unrestricted cash and cash equivalents at Bank that is at least equal to the greater of (i) $20,000,000 or (ii) the amount of Borrower's preceding six (6) months Cash Burn (such Cash Burn to be calculated based on the average trailing three (3) month Cash Burn). "Cash Burn" means the change in Borrower's cash during the applicable period of measurement, net of changes in financial debt, new issuances of stock, paid-in capital and minority interests.

            6.9 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of more than 1.15 to 1.00.

            6.10 Minimum Revenue. Borrower shall have revenue for each month measured on a trailing three month basis that is at least equal to eighty percent (80%) of the revenue projected for such period in the projections attached hereto as Exhibit D.

            6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

      7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank's prior written consent (which, as to Sections 7.1, 7.2 and 7.8, shall not be unreasonably withheld):

            7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property without the Bank's prior written consent, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank; (iv) Transfers in the form of sublicenses of Borrower's products in the ordinary course of business; and (v) Transfers made in accordance with distribution agreements entered into in the ordinary course of business.

            7.2 Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower; or suffer or permit a Change in Control; or relocate its chief executive office or state of incorporation without thirty (30) days prior written notification to Bank. Borrower will not change the date on which its fiscal year ends without Bank's prior written consent.

            7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

            7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

            7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens (provided that Borrower may enter into license agreements that contain provisions that restrict an encumbrance on, or assignment of, Borrower's rights as licensee thereunder).

            7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

            7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or except as permitted by Section
6.7 invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so, unless such Person has entered into an account control agreement with Bank, in form and substance satisfactory to Bank.

            7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

            7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

            7.10 Inventory and Equipment. At any time sixty (60) days after the Closing Date, store Inventory or Equipment (other than portable computers and related Equipment) with a value of more than $100,000 (i) at a location other than the location set forth in Section 10 of this Agreement, or at Borrower's principal place of business, or as disclosed in the Schedule or (ii) with a bailee, warehouseman, or other third party (with the exception of landlords of office space) unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment.

            7.11 Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

            7.12 Negative Pledge Agreements. Permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower's or such Subsidiary's property (provided that Borrower may enter into license agreements that contain provisions that restrict an encumbrance on, or assignment of, Borrower's rights as licensee thereunder).

      8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 Payment Default. If Borrower fails to pay, within two (2) days of when due, any of the Obligations;

            8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) additional days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

            8.3 Material Adverse Effect. If there occurs any circumstance or circumstances are reasonably likely to have a Material Adverse Effect;

            8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

            8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding with respect to Borrower is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

            8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Thousand Dollars ($200,000); or which could reasonably be expected to have a Material Adverse Effect;

            8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

            8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

            8.9 Misrepresentations. If Borrower makes any material misrepresentation or material misstatement now or hereafter in any warranty or representation or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

            8.10 Guaranty. If any guaranty of all or a portion of the Obligations (a "Guaranty) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the "Guaranty Documents"), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.8 occur with respect to any guarantor or any guarantor dies or becomes subject to any criminal prosecution, or any circumstances arise causing Bank, in good faith, to become insecure as to the satisfaction of any of any guarantor's obligations under the Guaranty Documents

            8.11 Right to Cure. Notwithstanding the other provisions of this
Article 8, an Event of Default will not exist (and covenant non-compliance shall be deemed not to exist) for Borrower's failure to comply with any of Sections 6.8, 6.9 or 6.10 as long as no Credit Extensions are then outstanding or if Borrower pays Bank all amounts owing hereunder within five days of the date of such noncompliance, provided no Credit Extensions may be requested until Borrower is in compliance with such sections.

      9. BANK'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (g) Exercise its rights as a secured creditor under the applicable Uniform Commercial Code to dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                  (h) Bank may credit bid and purchase at any public sale; and

                  (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and
(g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions hereunder is terminated.

            9.3 Accounts Collection. After and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or
(c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Subject to the foregoing, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

            9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

      10. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

      If to Borrower:            The Medicines Company
                                 One Cambridge Center
                                 Cambridge, MA  02142
                                 Attn: Peyton Marshall,
                                 Chief Financial Officer
                                 FAX: (617) 526-6397

      with a copy to:            Hale and Dorr LLP
                                 60 State Street
                                 Boston, MA  02109
                                 Attn: Stuart Falber, Esq.
                                 FAX: (617) 526-5000

      If to Bank:                Comerica Bank-California
                                 333 W. Santa Clara St.
                                 San Jose, CA  95113
                                 Attn: Corporate Banking Center
      with a copy to:            Comerica Bank-California
                                 100 Federal Street
                                 28th Floor
                                 Boston, MA 02110
                                 Attn: Ronald W. Homa,
                                 Vice President-Life Sciences Practice
                                 FAX: (617) 956-0557

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Failure to deliver a copy of a notice or demand to any Person who is not a party to this Agreement shall not invalidate a notice or demand otherwise delivered to a party in accordance with this Agreement.

      11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

      12. GENERAL PROVISIONS.

            12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder but not to competitors of Borrower.

            12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

            12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.5 Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

            12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in
Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            12.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, provided that they have entered into a comparable confidentiality agreement in favor of Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order,
(iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                            THE MEDICINES COMPANY

                            By: /s/ Peyton J. Marshall
                                -------------------------------------

                            Title: Peyton J. Marshall, Chief Financial Officer


                            COMERICA BANK - CALIFORNIA

                            By: /s/ Ron Homa
                                -------------------------------------
                            Title: Vice President

DEBTOR              THE MEDICINES COMPANY

SECURED PARTY:      COMERICA BANK - CALIFORNIA

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

            All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

            (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles, goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), financial assets, investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

            (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

           DEADLINE FOR SAME DAY PROCESSING IS 3:30 P.M., EASTERN TIME

TO: TECHNOLOGY AND LIFE SCIENCES DIVISION                   DATE:  _____________

FAX #: 650-846-6840  Attn:  Compliance                      TIME:  _____________

FROM: THE MEDICINES COMPANY
     ---------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)
REQUESTED BY:
             -------------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                            TO ACCOUNT #
              -----------------------                 --------------------------

REQUESTED TRANSACTION TYPE                 REQUEST DOLLAR AMOUNT
--------------------------                 ---------------------
                                           $____________________________________
PRINCIPAL INCREASE (ADVANCE)               $____________________________________
PRINCIPAL PAYMENT (ONLY)                   $____________________________________
INTEREST PAYMENT (ONLY)                    $____________________________________
PRINCIPAL AND INTEREST (PAYMENT)           $____________________________________

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

      All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Payment/Advance form; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

---------------------------------------------------      -----------------------
            Authorized Requester                                  Phone #

---------------------------------------------------      -----------------------
             Received By (Bank)                                    Phone #

                  ---------------------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:      COMERICA BANK - CALIFORNIA

FROM:    THE MEDICINES COMPANY

      The undersigned authorized officer of THE MEDICINES COMPANY hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

        REPORTING COVENANT                               REQUIRED                                     COMPLIES
        ------------------                               --------                                     --------
        Monthly financial statements                     Monthly within 30 days                    Yes        No
        Annual (CPA Audited)                             FYE within 90 days                        Yes        No
        Management Letter from Borrower's CPA firm       FYE within 90 days                        Yes        No
        Annual Budget                                    FYE within 90 days                        Yes        No
        10K and 10Q                                      (as applicable)                           Yes        No

        FINANCIAL COVENANT                               REQUIRED                 ACTUAL             COMPLIES
        ------------------                               --------                 ------             --------
            Liquidity (Continuous)                       *                                         Yes        No
            Adjusted Quick Ratio (Monthly)               1.15 : 1.00              ____ : 1.00      Yes        No

            Revenue (Trailing 3 month period)            **                                        Yes        No

            * Unrestricted cash equal to greater of (i) $20,000,000 or 6 months Cash Burn.

            ** Revenue for each three month period (measured monthly on trailing 3 month basis) at least equal to 80% of revenue projected for such period.

COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,


________________________________________________________________________________
SIGNATURE

________________________________________________________________________________
TITLE

________________________________________________________________________________
DATE

BANK USE ONLY

Received by:____________________________________________________________________
                                AUTHORIZED SIGNER

Date:___________________________________________________________________________

Verified:_______________________________________________________________________
                                AUTHORIZED SIGNER

Date:___________________________________________________________________________

Compliance Status                            Yes          No

                                    EXHIBIT D

                          BORROWER'S PROJECTED REVENUES

                             Dec-01     Jan-02     Feb-02     Mar-02     Apr-02      May-02      June-02
                             ------     ------     ------     ------     ------      ------      -------
Projected Monthly            [**]       [**]       [**]       [**]       [**]        [**]        [**]
Revenues

                             Jul-02     Aug-02     Sep-02     Oct-02     Nov-02      Dec-02
                             ------     ------     ------     ------     ------      ------
Projected Monthly            [**]       [**]       [**]       [**]       [**]        [**]
Revenues

                                    AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

     This Amendment to Loan and Security Agreement is entered into as of May 1, 2002 (the "Amendment"), by and between COMERICA BANK-CALIFORNIA ("Bank") and THE MEDICINES COMPANY ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 26, 2002, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, the parties agree as follows:

     1.   Sections 6.7 and 6.8 of the Agreement are amended to read as follows:

               6.7 Principal Depository. Within sixty (60) days of the Closing Date, Borrower shall maintain and shall cause each of its Subsidiaries located in the United States to maintain its primary depository (other than the lockbox account maintained with JP Morgan Chase), operating and investment accounts with Munder Capital, Comerica Incorporated, Bank and/or Comerica Securities, Inc., except that Borrower may keep up to $2,000,000 (and any amounts in excess of $40,000,000) in one or more accounts with one or more financial institutions disclosed to Bank in writing.

               6.8 Liquidity. Borrower shall maintain at all times and shall report to Bank monthly a balance of unrestricted cash, cash equivalents, available for sale securities and associated accrued interest (such that any such investments satisfy Borrower's investment policy approved by Borrower's audit committee and provided to Bank) that is at least equal to the greater of (i) $20,000,000 or (ii) the amount of Borrower's preceding six (6) months Cash Burn (such Cash Burn to be calculated based on the average trailing three (3) month Cash Burn). "Cash Burn" means the change in Borrower's cash during the applicable period of measurement, net of changes in financial debt, new issuances of stock, paid-in capital and minority interests.

     2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

     3. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE MEDICINES COMPANY                                COMERICA BANK-CALIFORNIA


By: /s/ Steven H. Koehler                            By: /s/ Ron Homa
    ---------------------------------------------        -----------------------

Title: Vice President and Chief Financial Officer    Title: Vice President
       ------------------------------------------           --------------------

                                       1